AMENDMENT TO SENIOR EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment to Senior Executive Employment Agreement (this "Amendment") is entered into as of February 4, 2005 by and between Tyson Foods, Inc., a Delaware corporation (the "Company"), and Leland E. Tollett (the "Employee").

RECITALS

A.        The Company and Employee entered into that certain Senior Executive Employment Agreement (the "Original Agreement") on and as of November 20, 1998.

B.         Under the terms of the Original Agreement, the compensation to be provided to Employee during the final five (5) years of the Term was to be reduced from $310,000 per year to $125,000 per year, it generally being understood that, notwithstanding the requirements for Employee under the Original Agreement, Employee would substantially decrease the amount of time he would be providing advisory services thereunder.

C.        The Company has requested that Employee continue to provide the level of services he is presently providing and continue to serve on the Company's Board of Directors, including as lead director of the non-management directors.

It is therefore hereby agreed by and between the parties as follows:

1.         Unless otherwise defined in this Amendment, defined terms used herein shall have the meanings assigned to such terms in the Original Agreement.

2.         Section 3 of the Original Agreement is hereby amended by changing the compensation to be provided to Employee from $125,000 per year to $310,000 per year, effective February 1, 2005 until the end of the Term, such to continue in effect so long as Employee continues to serve on the Company's Board of Directors.

3.         Except as specifically amended hereby, the Original Agreement shall remain in full force and effect.

4.         This Amendment shall be construed, interpreted and governed in accordance with the laws of Arkansas, without reference to rules relating to conflicts of law.

5          This Amendment may be executed in two or more counterparts, each of which will be deemed an original.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year first above written.

TYSON FOODS, INC.

By:       /s/ John Tyson
                                                                                                Name:  John Tyson
                                                                                                Title:     Chairman and Chief Executive Officer

/s/ Leland E. Tollett
                                                                                                Leland E. Tollett

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